SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2003

R. R. DONNELLEY & SONS COMPANY

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-4694	36-1004130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identificaiton No.)
77 West Wacker Drive, Chicago, Illinois		60601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Regulation FD Disclosure.

On July 28, 2003, R.R. Donnelley & Sons Company announced that its chairman, president and chief executive officer, William L. Davis, plans to retire, and that a search is underway for his successor.

On July 24, 2003, the Board of Directors of R.R. Donnelley & Sons Company declared a cash dividend in the amount of $.26 per share, payable on August 30, 2003 to all shareholders of record on August 8, 2003.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits.

99.1	Press Release issued by R.R. Donnelley & Sons Company on August 6, 2003 reporting second quarter, 2003 results.

99.2	Press Release issued by R.R. Donnelley & Sons Company on July 28, 2003 announcing the retirement plans of its chief executive officer.

99.3	Press Release issued by R.R. Donnelley & Sons Company on July 24, 2003 announcing the declaration of a dividend.

Item 12.    Results of Operations and Financial Condition.

On August 6, 2003, R.R. Donnelley & Sons Company issued a press release reporting the Company’s results for the second quarter ended June 30, 2003.

The information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act except as otherwise expressly stated in such a filing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: August 6, 2003

/S/    MONICA M. FOHRMAN

By:

      Monica M. Fohrman

Senior Vice President, General Counsel & Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release issued by R.R. Donnelley & Sons Company on August 6, 2003 reporting second quarter, 2003 results.
99.2	Press Release issued by R.R. Donnelley & Sons Company on July 28, 2003 announcing the retirement plans of its chief executive officer.
99.3	Press Release issued by R.R. Donnelley & Sons Company on July 24, 2003 announcing the declaration of a dividend.

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